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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 24, 2001 included in Art Technology Group, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP



Boston, Massachusetts
November 16, 2001